UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2012

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012, the Compensation Committee of Vishay Intertechnology, Inc.'s (the "Company") Board of Directors approved the 2013 base salary for Dr. Gerald Paul, the Company's President and Chief Executive Officer, and the Board of Directors approved the 2013 base salaries of the Company's other Named Executive Officers, upon the recommendation of the Company's Compensation Committee.

Base Salaries

The base salaries for 2013 are set forth below.

Name	Positions Held	2013 Base Salary
Marc Zandman	Executive Chairman of the Board, Chief Business Development Officer, and President - Vishay Israel Ltd	NIS 3,079,601 (approximately $800,000) (a)
Dr. Gerald Paul	President and Chief Executive Officer	€853,870 (approximately $1,090,000) (b)
Lori Lipcaman	Executive Vice President and Chief Financial Officer	€334,750 (approximately $430,000) (b)
Dieter Wunderlich	Executive Vice President and Chief Operating Officer	€386,250 (approximately $500,000) (b)
Johan Vandoorn	Executive Vice President and Chief Technical Officer	€375,950 (approximately $480,000) (b)
David Valletta	Executive Vice President Worldwide Sales	$437,750

(a)	Salary will be paid in Israeli shekels
(b) Salary will be paid in Euro

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer